SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMMUNITY NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

OHIO	31-1724230
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1400 E. Second Street, Franklin, Ohio	45005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ____

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ___X___

Securities Act registration statement file number to which this form relates: 333-56598

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

(title of class)

Information Required in Registration Statement

Item 1. Description of Registrant's Securities to be Registered.

The class of securities to be registered is common stock, without par value with such rights as set forth in the section entitled "Description of Community National Bank Stock and Community National Corporation Common Stock" relating to the common stock of registrant in the Registration Statement on Form S-4, as amended, originally filed by the registrant with the Securities and Exchange Commission on March 6, 2001, File No. 333-56598 (the "S-4 Registration Statement") and incorporated herein by reference pursuant to Rule 12b-32.

Item 2. Exhibits.

1.1 A copy of the S-4 Registration Statement is incorporated herein by reference pursuant to Rule 12b-32.

4.1 A copy of the registrant's Articles of Incorporation, which defines certain rights of holders of the registrant's common stock, filed as Appendix B to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

4.2 A copy of the registrant's Regulations, which defines certain rights of holders of the registrant's Common Stock, filed as Appendix C to the S-4 Registration Statement, is incorporated herein by reference pursuant to Rule 12b-32.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COMMUNITY NATIONAL CORPORATION

Date: August 31, 2001	By:/s/Paul J. Scheuermann
Paul J. Scheuermann President